Exhibit (e)(2)(ii)

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

DISTRIBUTION AND SERVICES AGREEMENT

CLASS S SHARES

SCHEDULE A

PORTFOLIOS

Mid Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Quality Equity Portfolio

DATED: May 1, 2026